Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

May 7, 2019

Tesla, Inc.

3500 Deer Creek Road,

Palo Alto, California 94304

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tesla, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 2, 2019 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder.  The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Company Common Stock” and together with the Debt Securities, the “Securities”), each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act.  The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus.

Pursuant to the Registration Statement, the Company has issued and sold $1,840,000,000 of Convertible Senior Notes due 2024 (the “Notes”), all of which will be sold to the Note Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of May 2, 2019 (the “Note Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives  of the several underwriters named in Schedule I thereto (the “Note Underwriters”).  Additionally, the Company has issued and sold 3,549,381 shares of Common Stock (the “Shares”), all of which will be sold to the Common Stock Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of May 2, 2019 (the “Common Stock Underwriting Agreement” and, together with the Note Underwriting Agreement, the “Underwriting Agreements”), by and among the Company and Goldman Sachs & Co. LLC, and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”).

The Notes have been issued in the form set forth in the Indenture, dated May 22, 2013 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Fifth Supplemental Indenture dated May 7, 2019 (together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.  The Notes are initially convertible into up to 7,572,016 shares of Common Stock (such number of shares of Common Stock issuable upon conversion of the Notes referred to herein as, the “Conversion Shares”).

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Tesla, Inc.

May 7, 2019

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated May 1, 2019, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the offering of each of the Notes and the Shares (the “Prospectus”); the preliminary prospectus supplement, dated May 2, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes; the final prospectus supplement, dated May 2, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes (together with the Prospectus, the “Note Prospectus Supplement”); the preliminary prospectus supplement, dated May 2, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated May 2, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Common Stock Prospectus Supplement” and together with the Note Prospectus Supplement, the “Prospectus Supplements”); the Indenture and the Notes. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) each Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the shares of Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (vi) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that:

1.

The Notes have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Tesla, Inc.

May 7, 2019

2.

When the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

3.	The Shares, when issued, delivered and paid for in accordance with the terms of the Common Stock Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, each Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation